SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Check the appropriate box: |_|
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|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
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Payment of Filing Fee (Check the appropriate box):
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                               7800 Woodley Avenue
                           Van Nuys, California 91406
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 12, 2006

To the Shareholders of
SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

    The Annual Meeting of Shareholders of SUPERIOR INDUSTRIES INTERNATIONAL, INC. will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 12, 2006 at 10:00 A.M. Pacific Time for the following purposes:

     (1) To elect Jack H. Parkinson, Philip W. Colburn and R. Jeffrey Ornstein to Class I of the Board of Directors; and

     (2) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

    Only shareholders of record at the close of business on March 27, 2006 are entitled to notice of and to vote at the Annual Meeting. On any business day from May 2, 2006 until May 12, 2006, during ordinary business hours, shareholders may examine the list of shareholders for any proper purpose relevant to the Annual Meeting at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406.

    You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ Daniel L. Levine

                                            Daniel L. Levine
                                            Secretary
Van Nuys, California
Dated: April 7, 2006


--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.
--------------------------------------------------------------------------------

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                               7800 Woodley Avenue
                           Van Nuys, California 91406
                                ----------------

                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 12, 2006


    This Proxy Statement is furnished to the shareholders of Superior Industries International, Inc., a California corporation ("Superior" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 12, 2006 at 10:00 A.M. Pacific Time and at all postponements and adjournments thereof (the "Annual Meeting"). The cost of such solicitation will be borne by Superior. The solicitation will be by mail, telephone, or oral communication with shareholders. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of Superior common stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses.

    The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Annual Meeting which accompanies this Proxy Statement.

    A proxy for use at the Annual Meeting is enclosed. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If the proxy is executed and returned without instruction, the proxy will be voted FOR the election as directors of the individuals named below. If the proxy is not returned, your vote will not be counted. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or, if the person executing the proxy is present at the meeting, by voting his shares in person.

    The approximate date on which Superior anticipates first sending this Proxy Statement and form of proxy to its shareholders is April 12, 2006. The address of the principal executive offices of the Company is 7800 Woodley Avenue, Van Nuys, California 91406.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

    There were issued and outstanding 26,610,191 shares of Superior's common stock, par value $0.50 per share (the "Common Stock"), on March 27, 2006, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual Meeting, there must be present, in person or by proxy, a majority of the shares entitled to vote.

    The following table sets forth information known to Superior as of March 1, 2006 with respect to beneficial ownership of the Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by the Named Officers (as defined under "Executive Compensation") and by all directors and executive officers of Superior as a group:

                                                        Amount          Percent
                                                     Beneficially         Of
 Name and Address(+) of Beneficial Owner                Owned            Class
 ---------------------------------------        ---------------------  ---------
 Third Avenue Management (1)                          4,703,591          17.7%
   622 Third Avenue
   New York, NY 10017
 Louis L. Borick                                      3,957,263(2)(3)    14.9%
 Artisan Partners Limited Partnership (1)             3,015,201          11.3%
   875 East Wisconsin Avenue, Suite 800
    Milwaukee, WI 53202
 Franklin Resources (1)                               2,855,900          10.7%
   One Franklin Way
   San Mateo, CA  94403
 Advisory Research, Inc. (1)                          2,084,650           7.8%
   180 North Stetson, Suite 5500
   Chicago, IL 60611
 Mac-Per-Wolf Company (1)                             2,010,225           7.6%
   311 S. Wacker Dr., Suite 6000
   Chicago, IL 60606
 Dimensional Fund Advisors, Inc. (1)                  1,975,748           7.4%
   1299 Ocean Ave.
   Santa Monica, CA 90401
 Donald Smith & Co., Inc. (1)                         1,555,400           5.8%
   152 West 57th Street, 22nd Floor
   New York, NY 10019
 Juanita A. Borick                                    1,418,441           5.3%
 Steven J. Borick                                       584,191(2)(3)     2.2%
 James M. Ferguson                                       86,628(2)(3)      *
 Michael J. O'Rourke                                     78,266(2)(3)      *
 R. Jeffrey Ornstein                                     41,550(2)(3)      *
 Raymond C. Brown                                        25,894(2)         *
 Daniel L. Levine                                        25,400(2)(3)      *
 Jack H. Parkinson                                       20,100(2)         *
 V. Bond Evans                                           15,500(2)         *
 Philip W. Colburn                                       13,430(2)         *
 Sheldon I. Ausman                                        8,500(2)         *
 Michael J. Joyce                                              0           *
 Superior's Directors and Executive Officers          4 ,946,722(4)      18.6%
   As a Group (17 persons)

---------------
+ All persons have the Company's principal office as their address, except as indicated.

*   Less than 1%.

(1) Based on information provided by the shareholder in Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2005.

(2) Includes 466,732,  424,149,  49,755, 49,755, 31,173, 18,766, 15,500, 12,500,
    12,500, 12,500, and 8,500 shares for Messrs. S. Borick, L. Borick, Ferguson, O'Rourke, Ornstein, Levine, Evans, Brown, Colburn, Parkinson, and Ausman, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2006 of non-statutory stock options that have been previously granted.

(3) Includes 33,768, 26,495, 25,851, 24,495, 10,077 and 6,234 shares for Messrs.
    S. Borick, O'Rourke, L. Borick, Ferguson, Ornstein and Levine, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2006 of incentive stock options that have been previously granted.

(4) Includes 1,318,750 shares of which the directors and executive officers have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2006 of stock options that have previously been granted. Excluding Mr. L. Borick, the directors and executive officers collectively beneficially own 989,459 shares, or 3.7% of the class. Each of such directors and executive officers has sole investment and voting power over his shares.

    A copy of Superior's annual report on Form 10-K, as filed with the Securities and Exchange Commission ("SEC"), will be furnished to any shareholder without charge on written request to R. Jeffrey Ornstein, Vice President & Chief Financial Officer, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

                              ELECTION OF DIRECTORS

    One of the purposes of the Annual Meeting is to elect three persons to Class I of the Board of Directors in accordance with the Company's Articles of Incorporation. Unless instructed to the contrary, the persons named in the accompanying proxy will vote the shares for the election of the nominees named herein to Class I of the Board of Directors as described below. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until the director's term has expired and until his or her successor is elected and qualified. The three persons receiving the largest number of affirmative votes shall be elected as Class I directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking shareholder action, under California law and the Company's Articles of Incorporation and Bylaws.

    The Company's Articles of Incorporation provides that its nine directors be divided into three classes. The term of office of those directors in Class I expires at the 2006 Annual Meeting of Shareholders; the term of office of those directors in Class II expires at the 2007 Annual Meeting of Shareholders; and the term of office of those directors in Class III expires at the 2008 Annual Meeting of Shareholders. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

Information Regarding Director Nominees

    Messrs. Parkinson, Colburn and Ornstein are currently serving as directors in Class I and were elected at the 2003 Annual Meeting of Shareholders for a term of office expiring at the 2006 Annual Meeting of Shareholders. All the nominees were recommended for re-election by the Board of Directors. The name, age and principal business or occupation of each nominee and each of the other directors who will continue in office after the 2006 Annual Meeting, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information are shown below in the brief description of each of the nominees and incumbent directors and in the tables elsewhere in this Proxy Statement.

    Each of the following persons is nominated for election to Class I of the Board of Directors (to serve a three-year term ending at the 2009 Annual Meeting of Shareholders and until their respective successors are elected and qualified). The Board of Directors recommend that you vote FOR the following nominees:

Jack H. Parkinson

    Mr. Parkinson has more than 55 years experience in the automotive industry. He retired from Chrysler Corporation after 24 years in its international organization. He was Managing Director of Chrysler's Mexico operations from 1974 to 1982 and was Executive Vice President of Sunroad Enterprises, an entity involved in real estate development, banking and car dealerships, from 1983 to 1994.

He serves on the Nominating and Corporate Governance, Audit, Long Range Financial Planning and Compensation and Benefits Committees of the Board of Directors of the Company.

Philip W. Colburn

    Mr. Colburn has more than 40 years experience in the automotive industry. Prior to the merger with Andrew Corporation in July 2003, he was the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry. He held this position since March 1988, and is currently a director of Proliance International, Inc. Mr. Colburn serves on the Audit, Long Range Financial Planning, Compensation and Benefits, and Nominating and Corporate Governance Committees of the Board of Directors of the Company.

R. Jeffrey Ornstein

    Mr. Ornstein, a certified public accountant, joined the Company in June 1984 as Vice President, Finance and Treasurer. He became Vice President and Chief Financial Officer in 1995. Mr. Ornstein serves as an ex officio member on the Long Range Financial Planning Committee of the Board of Directors of the Company.

Selection of Nominees for Director

    It is the policy of the Board, as set forth in the Company's Corporate Governance Guidelines, to select director nominees who possess personal and professional integrity, sound business judgment, a willingness to devote the requisite time and energies to their duties as director, and relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company's shareholders. Board members are evaluated and selected based on their individual merit as well as in the context of the needs of the Board as a whole.

    The  Nominating  and  Corporate  Governance  Committee  is  responsible  for identifying, reviewing, and recommending for the Board's selection qualified individuals to be nominated for election or reelection to the Board, consistent with the criteria set forth in the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee, in conducting such evaluation, may also take into account such other factors as it deems relevant. Prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews the existing director's Board and committee meeting attendance and performance, length of Board service, independence, as well as the experience, skills and contributions that the existing director brings to the Board. Further, the Nominating and Corporate Governance Committee receives disclosures relating to a director's independence and assists the Board in making determinations as to the independence of the directors. The Nominating and Corporate Governance Committee also conducts an annual review of the composition and structure of the Board as a whole.

    From time to time, the Nominating and Corporate Governance Committee may engage outside search firms to assist it in identifying and contacting qualified director candidates.

    Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting by providing written notice of such shareholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 120 days in advance of an annual meeting of shareholders, and with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder notice must contain the following information: the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures, which nomination shall be void.

    The directors nominated by the Board for election at the Annual Meeting were recommended by the Nominating and Corporate Governance Committee, with the nominees abstaining. The Board has determined that Messrs. Parkinson and Colburn are independent directors as defined by the Corporate Governance Rules of the New York Stock Exchange.

    The Company's policies and procedures regarding the selection of director nominees are described in detail in the Company's Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, which are available on the Company's website at www.supind.com. In addition, printed copies of such Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter are available upon written request to the Company's Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

Incumbent Directors

    Directors in the other two classes of directors whose terms are not currently expiring are as follows:


Class II -- serving until the 2007 Annual  Meeting of  Shareholders  and until their respective successors are elected and qualified:

Sheldon I. Ausman

    For 34 years until his retirement, Mr. Ausman was with the international firm of Arthur Andersen, accountants and auditors. He retired as the Managing Partner of the Southern California, Honolulu and Las Vegas offices. He also served as a member of the firm's Board of Partners and various other committees. Prior to reaching retirement age, Mr. Ausman served on the Board of Northern Trust Bank of California and was a director of Allen Telecom, a New York Stock Exchange listed manufacturer of wireless equipment to the telecommunications industry, prior to its merger with Andrew Corporation in July 2003. He currently is the Director of Client Services for Gumbiner Savett, Inc., a regional public accounting firm. In addition, he is a director of several nonprofit and privately owned companies. Mr. Ausman serves on the Compensation and Benefits, Audit, Nominating and Corporate Governance and Long Range Financial Planning Committees of the Board of Directors of the Company.

V. Bond Evans

    Mr. Evans has over 35 years of domestic and international experience in engineering, manufacturing and general management disciplines, primarily in the aluminum industry. He graduated from General Motors Institute of Technology and Management and began his career with General Motors Diesel Ltd. Canada. In 1960, he joined Kawneer Company Canada Limited. He became President with responsibility for Canadian and European operations in 1968. He was named President of the parent company in 1970 with responsibility for worldwide operations. Following the acquisition of Kawneer, Inc. by Alumax, Inc., a New York Stock Exchange listed company, he held a succession of upper management positions in Alumax, becoming President and Chief Executive Officer of the company in 1991. During his career Mr. Evans served as a Director and Committee Chairman in the Aluminum Association and the International Primary Aluminum Institute. Mr. Evans serves on the Compensation, Nominating and Corporate Governance and Compensation and Benefits Committees of the Board of Directors of the Company.

Michael J. Joyce

    Mr. Joyce has more than 30 years of experience in automotive and automotive related industries. Prior to his retirement, Mr. Joyce was President, CEO and a principal owner of Pacific Baja Light Metals, Inc, a manufacturer of aluminum wheels and other machined aluminum castings for the automotive industry. Pacific Baja has manufacturing facilities in the United States and Mexico. From 1983 to 1990, Mr. Joyce was Group President of the Aluminum Wheel Group of the Kelsey-Hayes Company. From 1971 to 1983, Mr. Joyce held various management positions with Rockwell International, the last as Vice President and General Manager of its Western Wheel Division, a manufacturer of aluminum wheels. Mr. Joyce holds a degree in physics from Kent State University and an MBA from Ohio State University.


Class III -- serving until the 2008 Annual Meeting of  Shareholders  and until their respective successors are elected and qualified:

Louis L. Borick

    Mr. L. Borick currently serves as Chairman of the Board and Chairman of the Long Range Financial Planning Committee of the Board of Directors. He has been Chairman of Superior's Board of Directors since founding the Company in 1957, and has been responsible for the formation of the overall corporate policy of the Company and its subsidiaries. Mr. L. Borick also served as President until January 1, 2003, and Chief Executive Officer of the Company until January 1, 2005, at which time, his son, Steven J. Borick, who also serves on Superior's Board of Directors, became the Chief Executive Officer of Superior.

Steven J. Borick

    Mr. S. Borick, who is a son of Louis L. Borick, was appointed President effective January 1, 2003, and was appointed Chief Executive Officer, effective January 1, 2005. He joined the Company in January 1999, after serving on Superior's Board for 18 years, and was appointed Vice President, Strategic Planning on March 19, 1999, and Executive Vice President on January 1, 2000. Prior to joining Superior, he was engaged in the oil exploration business for over 20 years in his capacity as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. S. Borick also serves on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange Company. He serves on the Long Range Financial Planning Committee of the Board of Directors of the Company.

Raymond C. Brown

    Mr. Brown retired from the Company in 1998 after a distinguished career spanning thirty years of service. Mr. Brown joined the Company in 1967 and became Senior Vice President in 1975. His duties included strategic and product planning and involvement in all of the Company's major projects. He was directly responsible for marketing and sales of products for original equipment manufacturers and was also responsible for Corporate Quality. He serves on the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

    The names of, and certain information with respect to, the nominees and the incumbent directors are as follows:

                                                                              First
                                                                             Elected
           Name          Age             Principal Occupation             as a Director
           ----          ---             --------------------             -------------

 Nominees

    Jack H. Parkinson    78    Retired Executive Vice President,               1983
                               Sunroad Enterprises

   Philip W. Colburn     77    Retired Chairman, Allen Telecom, Inc.           1991

   R. Jeffrey Ornstein   63    Vice   President   and  Chief   Financial       1991
                               Officer
 Incumbents

   Sheldon I. Ausman     72    Director of Client Services, Gumbiner           1992
                               Savett, Inc.

   V. Bond Evans         71    Retired President and Chief Executive           1994
                               Officer, Alumax, Inc.

   Michael J. Joyce      63    Retired President and CEO, Pacific Baja         2005
                               Light Metals, Inc.

   Louis L. Borick       82    Chairman of the Board                           1957

   Steven J. Borick      53    President and Chief Executive Officer           1981

   Raymond C. Brown      77    Retired Senior Vice President                   1972


Committees and Meetings of the Board of Directors

    The Board of Directors of the Company held five regularly scheduled meetings in 2005. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served. Although the Company has no formal policy with regard to Board members' attendance at its annual meeting of shareholders, it is customary for the Company's directors to attend. All of the Company's directors attended the Company's 2005 Annual Meeting of Shareholders. In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to certain standing committees. Significant committees of the Board of Directors of the Company and the respective members are set forth below.

    The Audit Committee's functions include direct responsibility for the appointment, compensation, retention and oversight of the work of any independent public accounting firm engaged to audit the Company's financial statements or to perform other audit, review or attestation services for the Company; discussing with the independent auditors their independence; review and discussing with the Company's independent auditors and management the Company's audited financial statements; and recommending to the Company's Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the previous fiscal year for filing with the SEC. The Audit Committee is composed of Sheldon I. Ausman (Committee Chair), Jack H. Parkinson and Philip W. Colburn. Messrs. Ausman, Parkinson and Colburn are independent as that term is defined in Section 303A.02 of the New York Stock Exchange's Corporate Governance Rules and Rule 10A-3(b)(ii) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that Mr. Ausman is an "audit committee financial expert" as defined by SEC rules based upon, among other things, his accounting background and experience. The Audit Committee met eight times in 2005. See "Audit Committee Report" located elsewhere in this Proxy Statement.

    The Nominating and Corporate Governance Committee's functions include assisting the Board in identifying qualified individuals to become directors, recommending to the Board qualified director nominees for election at the shareholders' annual meeting, determining membership on the Board committees, recommending a set of Corporate Governance Guidelines, oversight of annual self-evaluations by the Board. The Nominating and Corporate Governance Committee is composed of Philip W. Colburn (Committee Chair), Sheldon I. Ausman, V. Bond Evans, Jack H. Parkinson and Raymond C Brown. Messrs. Ausman, Evans, Colburn, Parkinson, and Brown are independent as that term is defined in Section 303A.02 of the New York Stock Exchange's Corporate Governance Rules. The Nominating and Corporate Governance Committee met two times in 2005.

    The Compensation and Benefits Committee's functions include review and approval of non-stock compensation for the Company's officers and key employees, and administration of the Company's Equity Incentive Plan. The committee consists of V. Bonds Evans (Committee Chair), Sheldon I. Ausman, Philip W. Colburn and Jack H. Parkinson. As indicated above, Messrs. Ausman, Evans, Colburn and Parkinson are independent as that term is defined in Section 303A.02 of the New York Stock Exchange's Corporate Governance Rules. The Compensation and Benefits Committee met seven times during 2005. See "Compensation Committee Report" located elsewhere in this Proxy Statement.

    The Long Range Financial Planning Committee's functions include review of the Company's long-term strategic financial objectives and the methods to accomplish them. The committee consists of Louis L. Borick (Committee Chair), Sheldon I. Ausman, Steven J. Borick, Philip W. Colburn, Jack H. Parkinson, V. Bonds Evans and R. Jeffrey Ornstein as an ex officio member. The Long Range Financial Planning Committee did not meet during 2005.

    The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee, which are available on the Company's website at www.supind.com. Printed copies of these documents are also available upon written request to the Company's Secretary, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

Non-Management Executive Sessions

    Non-management directors meet at least annually, and generally after regularly scheduled Board of Directors meetings. These sessions are chaired by Mr. Colburn.

Communications with Directors

    Shareholders wishing to communicate directly with the Board of Directors, the Chairman of the Board, the Chair of any committee, or the non-management directors as a group about matters of general interest to shareholders are welcome to do so by writing the Company's Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406. The Secretary will forward these communications as directed.

Code of Business Conduct and Ethics

    The Company has adopted a Code of Business Conduct and Ethics, a code of ethics that applies to all of the Company's directors, officers and employees, including the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Business Conduct and Ethics is publicly available on the Company's website at www.supind.com and in print upon written request to the Company's Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406. Any amendments to the Code of Business Conduct and Ethics or grant of any waiver from a provision of the code to any director or officer will be disclosed on the Company's website within five days of a vote of the Board of Directors or a designated board committee that such an amendment or waiver is appropriate, and shall otherwise be disclosed as required by applicable law or New York Stock Exchange rules.

Certain Relationships and Related Transactions

    Superior's main office and manufacturing facilities located at 7800 Woodley Avenue, Van Nuys, California, are leased from Mr. L. Borick, who is a director and Chairman of the Board of the Company, and Juanita A. Borick, who is Mr. L Borick's former spouse. One of the two buildings on the property is a casting plant containing approximately 85,000 square feet and the other is a combined office, manufacturing and warehouse structure. The offices comprise approximately 24,000 square feet and the manufacturing and warehouse area 236,000 square feet. During fiscal 2005, Superior paid $1,332,936 in rentals under the lease.

    Superior leases the warehouse and office facilities at 14721 Keswick Street, Van Nuys, California from Keswick Properties, owned jointly by Steven J. Borick, who is a director and officer of the Company, and two other of Mr. L. Borick's children. During fiscal 2005, Superior paid Keswick Properties $292,102 in rentals under the lease.

    Based upon independent appraisals, the Company believes the related party transactions described above were fair to the Company and could have been obtained on similar terms from an unaffiliated third party.

    There are no personal loans or other extensions of credit to directors or executives.

Employment Agreements

    On January 1, 2005, Superior entered into a services agreement with Mr. Louis L. Borick as Chairman of the Board, following the termination of his services as CEO under the 1994 employment agreement. The agreement provides annual compensation of $300,000, use of a company automobile, medical and dental benefits, and life insurance under a split dollar arrangement for a face value of $2,500,000. However, as a result of the Sarbanes-Oxley Act, the Company has decided not to pay such premiums, but rather to reimburse Mr. L. Borick for his payment of the premiums. Effective January 1, 2005, Mr. Borick also began receiving, per the terms of his 1994 CEO employment agreement, one-twelfth of his annual base compensation as of December 31, 2004, during each of the ensuing 60 months and one-half such amount during each of the 120 months following. Mr.
L. Borick's annual base compensation on December 31, 2004 was $1 million.

    Effective January 1, 2005, Superior entered into an employment agreement with Mr. Steven J. Borick as President and Chief Executive Officer. The agreement provides for a five year term, a minimum annual base compensation of $750,000, equity compensation commencing March 1, 2006 in the form of an annual stock option grant at fair market value of 120,000 shares per year, an automobile allowance, life insurance and other customary employee benefits. Upon an early termination of the agreement by the Company without cause, Mr. S. Borick will receive one year's base compensation in the form of twelve monthly payments. Upon Mr. S. Borick's termination of employment due to a "change in control", as defined in the agreement, Mr. S. Borick shall receive three years base compensation in the form of thirty-six monthly payments.

Salary Continuation Benefits

    The Company entered into agreements with its directors, executive officers and certain of its key employees, which provide for Superior to pay to the individual, upon ceasing to be employed by the Company for any reason, after having reached specified vesting dates (not payable until age 65), or in the event of death while in the employ of the Company prior to separation from service, a monthly benefit up to 30% of the individual's final average compensation over the preceding 36 months. Such payments are to continue through the later of 120 months or, if subsequent to retirement, the individual's death. Final average compensation only includes base salary for employees and directors' fees for non-employee directors.

Compensation of Directors

    During 2005, all non-employee directors of the Company were each compensated $25,000 for services as directors and $1,000 for each Board meeting attended. In addition, they receive $1,000 for each committee meeting attended or $1,500 for each committee meeting chaired. Management members of the Board of Directors are not compensated for their service as directors.

                             EXECUTIVE COMPENSATION

    The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 2003 through 2005 of those persons who were, at December 31, 2005, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

                                                                                               Long-Term
                                                                                             Compensation-
Summary Compensation Table                                 Annual Compensation(1)
                                                Fiscal  ----------------------------  Number of Stock     All Other
Name and Principal Position                      Year       Salary          Bonus         Options      Compensation(2)
---------------------------                     ------  -------------  ------------- ---------------- ----------------
Steven J. Borick                                 2005     $  746,296     $        0        150,000       $   28,650
  President and Chief Executive Officer          2004        648,462        487,500        100,000           18,602
                                                 2003        595,979        650,000        200,000            6,766

R. Jeffrey Ornstein                              2005     $  248,569     $   25,000         25,000       $    6,300
  Vice President and Chief Financial Officer     2004        247,250        150,000          2,500            6,026
                                                 2003        246,349        200,000          5,000            6,000

James M. Ferguson                                2005     $  226,666     $   25,000         25,000       $    6,300
  Senior Vice President,                         2004        226,013         93,750          7,500            6,026
  Global Sales and Marketing                     2003        223,572        125,000         15,000            6,000

Michael J. O'Rourke                              2005     $  170,326     $   25,000         25,000       $    5,693
  Senior Vice President,                         2004        169,707        120,000          7,500            5,504
  Sales and Administration                       2003        167,891        160,000         15,000            6,000

Daniel L. Levine                                 2005     $  164,646     $   18,750         15,000       $    4,153
  Vice President                                 2004        163,842         37,500          2,500            4,189
Treasurer                                        2003        160,949         50,000          5,000            3,460
  & Corporate Secretary



------------

(1) While the executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus, and, accordingly, are not reflected on this table.

(2) These amounts represent the Company's contributions to the employee retirement savings plans covering substantially all of its employees. In fiscal 2005, the contribution for Mr. S. Borick was $2,100. Mr. S. Borick also received the equivalent of $26,550 in non-cash benefits for the use of corporate aircraft.


Equity Compensation Plan Information

    The following table sets forth information relating to equity securities authorized for issuance under the Company's equity compensation plans as of December 31, 2005.

                                                                                                Number of securities
                                                                                              remaining available for
                                        Number of securities to       Weighted-average         future issuance under
                                        be issued upon exercise       exercise price of      equity compensation plans
                                        of outstanding options,     outstanding options,       (excluding securities
            Plan Category                 warrants and rights        warrants and rights      reflected in column (a))
                                                  (a)                        (b)                        (c)
Equity compensation plans approved
   by security holders
    Stock options (1).............               2,367,255                $  30.28                   1,819,562

Equity compensation plans not
   approved by security holders...                       0                    N.A.                           0
                                       -------------------                --------                   ---------

Total.............................               2,367,255                $  30.28                   1,819,562
                                       ===================                ========                   =========

---------------

(1) Consists of shares of Superior Common Stock to be issued upon the exercise of options granted pursuant to the Company's 1993 Stock Option Plan and 2003 Equity Incentive Plan .


Option Grants

    The following table shows information on grants of stock options during the fiscal year 2005 to the Named Officers.


                                                                                       Potential Realizable Value
                                    Number of   Percentage of                          at Assumed Annual Rates of
                                    Securities  Total Options   Exercise              Stock Price Appreciation for
                                    Underlying   Granted to   Price or Base                  Option Term(3)
                                     Options    Employees in      Price      Expiration  ----------------------
                  Name              Granted(1)   Fiscal 2005   Per Share(2)     Date          5%          10%
----------------------------------  ----------  ------------  -------------  ----------  ----------  ----------
Steven J. Borick..................    150,000       62.5%        $25.00       3/23/15    $2,358,534  $5,976,534
R. Jeffrey Ornstein...............     25,000       10.4%         25.00       3/23/15       393,059     996,089
James M. Ferguson.................     25,000       10.4%         25.00       3/23/15       393,059     996,089
Michael J. O'Rourke...............     25,000       10.4%         25.00       3/23/15       393,059     996,089
Daniel L. Levine..................     15,000        6.3%         25.00       3/23/15       235,835     597,653



----------

(1) All options granted are exercisable in cumulative equal installments commencing one year from date of grant, with full vesting ranging between one and four years from the grant date. Vesting may be accelerated in certain events relating to the change of the Company's ownership or certain corporate transactions.

(2) All stock options were granted at market value at the closing price of the Common Stock on the date of grant.

(3) Reported net of the option exercise price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not be indicative of the value that will actually be achieved or realized.

Option Exercises and Fiscal Year-End Values

    The following table shows information with respect to stock options exercised during fiscal year 2005 and unexercised options to purchase the Common Stock for the Named Officers.

                                                    Number of Unexercised         Value of Unexercised,
                                                        Options Held At           In-the-Money Options
                          Shares                       December 31, 2005         At December 31, 2005(2)
                        Acquired on    Value       --------------------------  --------------------------
          Name           Exercise    Realized(1)   Exercisable  Unexercisable  Exercisable  Unexercisable
          ----          -----------  -----------   -----------  -------------  -----------  -------------
Steven J. Borick ........   -0-       $    -0-       475,000       187,500      $  3,260    $    -0-
R. Jeffrey Ornstein .....   -0-            -0-        40,625         5,625           -0-         -0-
James M. Ferguson .......   -0-            -0-        72,375        15,625         8,150         -0-
Michael J. O'Rourke .....   -0-            -0-        74,375        15,625         8,150         -0-
Daniel L. Levine ........   -0-            -0-        24,375         5,625           -0-         -0-


----------

(1) Represents the difference between the market value on the date of exercise and the option exercise price.

(2) Represents the difference between the market value at December 31, 2005 and the option exercise price.


    COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Ausman, Colburn, Evans and Parkinson served on the Compensation and Benefits Committee from January 1, 2005 to December 31, 2005. No member of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries and no member has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC relating to compensation committees.

                                   AUDIT FEES

    The aggregate fees billed by the Company's outside auditor, PricewaterhouseCoopers LLP, for professional services in connection with the annual audit and reviews of the quarterly financial statements, including recurring fees for work associated with Section 404 of the Sarbenes-Oxley Act, during the fiscal years ended December 31, 2005 and 2004 were $995,000 and $1,162,000, respectively.

                               AUDIT RELATED FEES

    There were no fees billed by the Company's outside auditor during the fiscal years ended December 31, 2005 and 2004 for professional services in connection with other audit related matters.

                                    TAX FEES

    The aggregate fees billed by the Company's outside auditor for professional tax services rendered in 2005 and 2004, were $30,000 and $93,000, respectively. Tax fees consist of fees billed for professional services rendered for tax compliance, advice and planning. Such services included review of tax provisions, tax asset and liability accounts, original and amended tax returns refund claims.

                                 ALL OTHER FEES

    There were no fees billed by the Company's outside auditor for any other services provided by the Company's outside auditors during the fiscal years ended December 31, 2005 and 2004, respectively.

    The Audit Committee pre-approves all audit-related and all permissible non-audit services performed by the independent registered public accounting firm.


                             AUDIT COMMITTEE REPORT

    The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2005, and the notes thereto.

Review with Management

    The Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2005 and the notes thereto.

Review and Discussions with Independent Accountants

    The Audit Committee discussed with, PricewaterhouseCoopers LLP, the independent auditors for the Company, the matters required to be discussed by Statement on Accounting Standards No. 61 (Communications with Audit Committees). The Audit Committee also received and discussed with PricewaterhouseCoopers LLP the matters required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) including the independence of PricewaterhouseCoopers LLP from the Company.

Conclusion

    Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

                                      SUBMITTED BY THE AUDIT COMMITTEE OF
                                      THE BOARD OF DIRECTORS

                                           Sheldon I. Ausman - Committee Chair
                                           Philip W. Colburn
                                           Jack H. Parkinson
March 27, 2006

                          COMPENSATION COMMITTEE REPORT

    The Compensation Committee (the "Committee") is composed of Messrs. Ausman, Colburn, Evans and Parkinson, each of whom meet the independence requirements as promulgated by the New York Stock Exchange. The Committee's responsibilities include developing and making recommendations to the full Board with respect to executive compensation. Also, the Committee establishes the annual compensation of the Company's Chairman and the Company's Chief Executive Officer ("CEO") and reviews the compensation policy related to the Company's other executive officers. The Committee's executive compensation philosophy is to set levels of overall compensation that will allow the Company to successfully compete for exceptional executives, to tie part of each executive's compensation to the success of the Company in attaining its short and long-term objectives, and to recognize individual effort and achievement.

    The Committee considers the competitiveness of overall compensation, solely, and evaluates the performance of the executive officers and adjusts salaries accordingly. For individuals other than the CEO, adjustments are made without regard to a specified formula based on subjective recommendations of the Chairman and the CEO to the Committee of the individual executive's performance and also take into account the profitability of the Company. The Committee believes these criteria for salary adjustments are in accordance with sound overall compensation guidelines.

    Pursuant to this philosophy, the Committee reviews published compensation surveys covering a wide array of public companies, both larger and smaller than the Company. Periodically the Committee reviews the compensation paid and to be paid to each of the Company's executive officers and receives an evaluation of their performance from the Company's CEO. The Company's Chairman has a services agreement, and the Company's CEO has an employment agreement, which are discussed under "Employment Agreements."

    The compensation surveys utilized for CEO compensation are published in national magazines that contain certain of the companies comprising the peer group (see "Common Stock Performance Graph") and include a variety of other public companies. Compensation levels for the CEO were not solely based by reference to peer company compensation levels. The Committee does not specifically target a level of compensation relative to comparative compensation data collected for the CEO or other executive officers, but rather refers to this data for subjective review and confirmation of reasonableness of salaries paid to executives.

    In 2005, the Board of Directors and the shareholders approved an Incentive Bonus Plan (the "CEO Bonus Plan") for Mr. Steven Borick, the Company's President and CEO. The purpose of the CEO Bonus Plan is to provide Mr. Borick an additional incentive to continue the extraordinary efforts, initiative and judgment he has exercised on behalf of the Company and its shareholders by establishing his yearly bonus on a specific formula basis. Under the CEO Bonus Plan, Mr. Borick is eligible to receive 75% of his annual base compensation if the Company's pretax income before bonuses ("adjusted pretax income") as defined in the Bonus Plan is equal to at least 100% of the annual plan level ("target incentive") as approved by the Compensation Committee. However, if such adjusted pretax income targets are not met, the award is reduced such that no bonus is awarded if the adjusted pretax income is less than 66% of the target incentive. A pro rata interpolated rate will be awarded between 66% and 100%. If adjusted pretax income is greater than the target incentive, Mr. Borick is eligible for awards that will be interpolated up to 300% of the target incentive with a maximum award in any event of $1,687,500. The CEO Bonus Plan expires by its terms on May 13, 2010.

    The Compensation Committee of the Board is responsible for the administration of the CEO Bonus Plan. The Compensation Committee consists of two or more members of the Board, each of whom is an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee annually certifies whether the planned level has been achieved and what compensation is payable to Mr. Borick. Mr. Borick's bonus award is paid in cash.

    Outside compensation consultants were engaged to review and research competitive market salary and bonus data for the CEO Bonus Plan. Based on multiple sources of published compensation survey data compiled by recognized large prestigious companies in the field of compensation, even if Mr. Borick were to receive the maximum payout under this plan, his total cash compensation would fall between the 50th and 75th percentile of all salaries, meaning that his cash compensation will fall within expected market level compensation. The Committee had the right to amend or terminate the CEO Bonus Plan at any time, but could not increase the amount of bonus payable in excess of that provided for under the Plan formula. The 2005 bonus paid to Mr. Borick pursuant to the CEO Bonus Plan was $0.

    The overall amount of the bonus pool is approximately 5.7% of pre-tax income. The bonus pool is utilized for all employee bonuses including the CEO Bonus Plan. The determination as to the portion of the bonus pool awarded to each executive, other than the CEO, is entirely subjective and discretionary based on an evaluation of their performance and contribution for the year. The Committee approved the establishment of the bonus pool and the amount; and individual bonus awards, other than for the CEO, are based on recommendations of the CEO and reviewed and approved by the Committee.

    The stock option awards to each executive, as determined by the Compensation and Benefits Committee, are determined subjectively based on an evaluation of their performance and contribution to the Company and also take into account the relative financial performance of the Company without regard to any specified formula.

    Base salaries are generally reviewed no sooner than every 12 months and adjusted when deemed necessary. The last salary review for each of the Named Officers was as follows: Mr. S. Borick (March 1, 2006), Mr. Ornstein (March 1,
2006), Mr. Ferguson (March 1, 2006), Mr. O'Rourke (March 1, 2006) and Mr. Levine (March 1, 2006).

                                      FURNISHED BY THE COMPENSATION AND BENEFITS
                                      COMMITTEE OF THE BOARD  OF DIRECTORS

                                               V. Bond Evans - Committee Chair
                                               Philip W. Colburn
                                               Sheldon I. Ausman
                                               Jack H. Parkinson

March 27, 2006

Common Stock Performance Graph

    The following graph compares the five year cumulative total return of the Common Stock to that of the Dow Jones Equity Market Index and the Dow Jones Automobile Parts and Equipment Excluding Tire and Rubber Makers Index.



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                           [INSERT PERFORMANCE GRAPH]




          Superior Industries  Dow Jones Equity Market  Dow Jones Industry Group
          International, Inc.           Index                     Index
          -------------------  -----------------------  ------------------------
  2000          100.00                  100.00                   100.00
  2001          129.01                   88.08                   130.81
  2002          133.94                   68.64                   117.95
  2003          142.78                   89.74                   167.75
  2004           97.08                  100.52                   176.93
  2005           76.42                  106.88                   149.10

----------

* Assumes that the value of the investment in Common Stock and each Index was $100 on December 31, 2000, and that all dividends were reinvested.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act, requires Superior's officers and directors, and persons who beneficially own more than 10% of a registered class of Superior's equity securities, to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Superior with copies of all Forms 3, 4 and 5 that they file. Based solely on Superior's review of the copies of such forms it has received and written representation from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, Superior believes that all its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2005.


        SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

    Shareholders who wish to present proposals for action complying with appropriate SEC and proxy rules at the 2007 Annual Meeting of Shareholders must give written notice thereof to the Secretary of the Company at 7800 Woodley Avenue, Van Nuys, California 91406. SEC rules currently require that such notice be given by December 8, 2006 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. With respect to proposals to be brought before the shareholders at the 2007 Annual Meeting of Shareholders other than through inclusion in the Company's Proxy Statement, the Company must have notice of such proposals by December 8, 2006 with respect to director nomination proposals, and with respect to all other matters, by February 27, 2007, or the Company's proxy for such meeting will confer discretionary authority to vote for such matters.


                   ANNUAL REPORT TO SHAREHOLDER AND FORM 10-K
                                AND OTHER MATTERS

    Management has selected PricewaterhouseCoopers LLP as the Company's auditors for 2006. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions.

    Management does not know of any matters to be presented to the Annual Meeting other than those described above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters, and discretionary authority to do so is included in the proxy.

    The Company's Annual Report to Shareholders, which was mailed to shareholder with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the "Compensation Committee Report on Executive Compensation", "The Audit Committee Report" and "Performance Graph" shall not be deemed filed with the SEC or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO SHAREHOLDERS FOR 2005 AND ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2005 TO ANY BENEFICIAL OWNER OF SUPERIOR COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO SUPERIOR INDUSTRIES INTERNATIONAL, INC., 7800 WOODLEY AVENUE, VAN NUYS, CALIFORNIA 91406 ATTENTION: VICE PRESIDENT & CFO.


                                         SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                                         By:  Louis L. Borick,
                                              Chairman of the Board

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                           PROXY FOR ANNUAL MEETING OF
                          SHAREHOLDERS -- MAY 12, 2006

    The undersigned hereby appoints R. JEFFREY ORNSTEIN and EMIL J. FANELLI, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 12, 2006 at 10:00 A.M., and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat.

                                                                  With-  For All
                                                            For   hold   Except
1. The election as directors.                               [_]   [_]     [_]
   Nominees: Jack H. Parkinson
             Philip W. Colburn
             R. Jeffrey Ornstein

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.                       [_]

THE PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO FEBRUARY 25, 2006.


                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Stockholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.

--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

----------------------------------

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